PricewaterhouseCoopers LLP
Three Embarcadero Center
San Francisco CA 94111-4004
Telephone (419) 498 5000
Facsimile (415 498 7100


August 27, 2007



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statement made by Kelmoore Strategic Trust (the
"Trust"), a copy of which is attached and which we understand will be filed with the Securities and Exchange Commission pursuant to Item 77K of the Trust's Form N-SAR for the semi-annual period ended June 30, 2007. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP